SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2006

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51136	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Rights Plan

Effective as of August 8, 2006, the Board of Directors of Threshold Pharmaceuticals, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, $0.001 par value (the “Common Shares”), of the Company. The dividend is payable on August 23, 2006 (the “Record Date”) to stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, $0.001 par value, of the Company (the “Preferred Shares”), subject to adjustment, at a price of $25.00 per one-thousandth of a preferred share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Preferred Shares Rights Agreement (the “Rights Agreement”) dated as of August 8, 2006 between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”).

The following is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement, including the exhibits thereto, the Certificate of Designations and the form of Rights Certificate are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Rights Evidenced by Common Share Certificates

The Rights will not be exercisable until the Distribution Date (defined below). Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, even without notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

Distribution Date

The Rights will separate from the Common Shares, certificates for the rights (“Rights Certificates”) will be issued and the Rights will become exercisable upon the earlier of: (i) the close of business on the tenth day (or such later date as may be determined by a majority of the Board of Directors) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an “Acquiring Person”) or (ii) the close of business on the tenth day (or such later date as may be determined by a majority of the Board of Directors) following the commencement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares. The earlier of such dates is referred to as the “Distribution Date”.

Issuance of Rights Certificates, Expiration of Rights

As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date. Unless otherwise determined by the Board of Directors, all Common Shares issued prior to the Distribution Date will be issued with Rights. Common Shares issued after the Distribution Date may be issued with Rights if such shares are issued (i) upon the exercise, conversion or exchange of securities issued after adoption of the Rights Agreement or (ii) pursuant to the exercise of stock options or under any employee benefit plan or arrangement. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights. In addition, no Common Shares issued after the Distribution Date will be issued with Rights if such issuance would result in (or create a significant risk) (i) of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued or (ii) that such options or plans would not qualify for otherwise available special tax treatment. The Rights will expire on August 8, 2016 (the “Final Expiration

Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company or expire upon consummation of certain mergers, consolidations or sales of assets, as described below.

Initial Exercise of the Rights

Following the Distribution Date, and until the occurrence of one of the subsequent events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $25.00 (the “Purchase Price”) per Right, one one-thousandth of a Preferred Share.

Exchange Provision

At any time after an Acquiring Person has become such and prior to the Acquiring Person beneficially owning 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Right to Buy Common Shares at Half Price

Unless the Rights are earlier redeemed or exchanged, in the event that an Acquiring Person becomes such, other than pursuant to a tender offer which is made for all of the outstanding Common Shares and approved by a majority of the Board of Directors after determining that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”), then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise of a Right, a number of Common Shares having a then current value equal to two times the Purchase Price. In the event that the Company does not have a sufficient number of Common Shares available, or the Board of Directors decides that such action is necessary or appropriate and not contrary to the interests of Rights holders, the Company may, among other things, instead substitute cash, assets or other securities for the Common Shares into which the Rights would have otherwise been exercisable.

Right to Buy Acquiring Company Stock at Half Price

Similarly, unless the Rights are earlier redeemed or exchanged, in the event that, after the Shares Acquisition Date (as defined below), (i) the Company consolidates with or merges into another entity, (ii) another entity consolidates with or merges into the Company or (iii) the Company sells or otherwise transfers 50% or more of its consolidated assets or earning power, proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a then current value equal to two times the Purchase Price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a Permitted Offer, in which case the Rights will expire).

Adjustments to Prevent Dilution

The Purchase Price payable, the number of Rights and the number of Preferred Shares, Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

Rights and Preferences of the Preferred Shares

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to accrued but unpaid dividends plus the greater of $1,000 per share or 1,000 times the aggregate per share amount to be distributed to the holders of Common Shares. Each Preferred Share will have 1,000 votes, voting together with the holders of Common Shares, except as required by law or the Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock. In the event of any merger, consolidation or other transaction in which Common Shares are changed or exchanged, each Preferred Share will be entitled to receive the greater of $1,000 per share or 1,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Redemption

At any time prior to the close of business on the earlier of (i) the tenth day following the date (the “Shares Acquisition Date”) of public announcement that an Acquiring Person has become such or such later date as may be determined by a majority of the Board of Directors and publicly announced by the Company or (ii) the Final Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (“Redemption Price”).

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

The provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the Distribution Date without the approval of Rights holders. After the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in order to (i) cure any ambiguity, defect or inconsistency, (ii) to make changes which are deemed necessary or advisable and do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or (iii) to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen (A) the time period governing redemption shall be made at such time as the Rights are not redeemable, or (B) any other period unless for the purpose of protecting, enhancing or clarifying the rights of, and/or benefits to, the holders of Rights.

Certain Anti-takeover Effects

The Rights approved by the Board of Directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company, in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive a corporation’s board of directors and its stockholders of any real opportunity to determine the destiny of the corporation. The Rights have been declared by the Board of Directors in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

The Rights are not intended to prevent a takeover of the Company and will not do so. The Rights are not exercisable in the event of a Permitted Offer, as described above. The Rights may be redeemed by the Company at $0.01 per Right within ten days (or such later date as may be determined by a majority of the Board of Directors) after the accumulation of 15% or more of the Company’s outstanding Common Shares by a single acquiror or group. Accordingly, the Rights should not preclude any merger or business combination approved by the Board of Directors. Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights has no immediate dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders and will not change the way in which the Company’s shares are presently traded. The Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Change of Control Severance Agreement

On August 8, 2006, the Board of Directors approved a new form of Change of Control Severance Agreement with Michael S. Ostrach, the Company’s Chief Operating Officer and General Counsel. The Change of Control Severance Agreement supersedes a prior Change of Control Severance Agreement by and between the Company and Mr. Ostrach and provides that if Mr. Ostrach’s employment is terminated by the Company without cause or is involuntarily terminated, then he will be entitled to a severance payment consisting of 12 months base salary as in effect as of the date of termination. If Mr. Ostrach’s employment is terminated without cause or involuntarily terminated within 18 months following a change of control, then Mr. Ostrach will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs, immediate acceleration and vesting of all stock options or other awards granted prior to the change of control, the termination of the Company’s right to repurchase shares of restricted stock purchased prior to the change of control, extension of the exercise period for stock options or other awards granted prior to the change of control to two years following the date of termination and up to 12 months of health benefits.

The foregoing description of the terms of Mr. Ostrach’s Change of Control Severance Agreement with the Company is qualified in its entirety by reference to the Change of Control Severance Agreement by and between the Company and Mr. Ostrach, a copy of which is attached hereto as Exhibit 10.27 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Principal Accounting Officer

On August 8, 2006, the Board of Directors appointed Cathleen P. Davis, the Company’s Controller, as the Company’s Vice President, Finance and Controller. Effective September 1, 2006, Ms. Davis will serve as the Company’s principal accounting officer. In connection with Ms. Davis’ appointment as Vice President, Finance and Controller, the Company and Ms. Davis entered into an offer letter dated August 8, 2006. Certain terms of the Offer Letter are described below in Item 5.02. The information set forth in Item 5.02 is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 8, 2006, the Company and Michael S. Ostrach, the Company’s Chief Operating Officer and General Counsel, terminated Mr. Ostrach’s prior Change of Control Severance Agreement with the Company, a form of which is filed as Exhibit 10.23 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2005.

Item 2.02.	Results of Operations and Financial Condition.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On August 9, 2006, the Company issued a press release regarding, among other matters, its financial results for the quarter ended June 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 8, 2006, the Board of Directors approved a corporate realignment plan to eliminate 30 positions. In connection with the corporate realignment plan, the Company currently expects to pay approximately $1.2 million in severance benefits in the second half of 2006. On August 9, 2006, the Company issued a press release regarding, among other matters, information regarding the corporate realignment plan. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 under the heading “Rights Plan” and in Item 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2006, the Company announced that Janet I. Swearson, the Company’s Chief Financial Officer, will leave the Company effective August 31, 2006. Beginning September 1, 2006, Ms. Swearson will provide consulting services to the Company through December 31, 2006, during which time Ms. Swearson’s unvested stock options will continue to vest and the right of repurchase by the Company with respect to certain shares of the Company’s common stock held by Ms. Swearson will continue to lapse, in accordance with their respective terms. In addition, if Ms. Swearson makes a timely and accurate election and is and remains eligible to continue her current group medical, dental and, vision insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company will pay the applicable premiums for Ms. Swearson and her eligible dependents to provide coverage through December 31, 2006. No other consideration will be provided to Ms. Swearson for her consulting services. Pursuant to the terms of a Change of Control Severance Agreement by and between the Company and Ms. Swearson, the Company will provide Ms. Swearson with a severance payment in the amount of $325,000 in a lump sum, which is equivalent to 12 months of Ms. Swearson’s regular pay, less applicable withholding taxes. In connection with Ms. Swearson’s departure from the Company, the Company and Ms. Swearson have executed a general release of claims by Ms. Swearson and the Company against each other. Pursuant to the Age Discrimination in Employment Act, as amended, Ms. Swearson has a seven-day period during which she is entitled to revoke her release.

Effective September 1, 2006, Michael S. Ostrach, the Company’s Chief Operating Officer and General Counsel, will also become the Company’s Chief Financial Officer and will serve as the Company’s principal financial officer. In addition, as described above in Item 1.01, the Board of Directors approved a new form of Change of Control Severance Agreement with Mr. Ostrach. The terms of Mr. Ostrach’s employment with the Company remain otherwise unchanged.

On August 8, 2006, the Board of Directors appointed Cathleen P. Davis, the Company’s Senior Director of Finance and Controller, as the Company’s Vice President, Finance and Controller. Effective September 1, Ms. Davis will serve as the Company’s principal accounting officer. Ms. Davis, age 52, has served as the Company’s Controller since joining the Company in July 2005. Prior to joining the Company, Ms. Davis served as Controller of Theravance Inc. from 2002 to 2005, and of ALZA Corporation from 1999 to 2002. Ms. Davis has been a Certified Public Accountant in California since 1993, and has a Bachelor of Science in Business Administration from California State University, Hayward.

In connection with Ms. Davis’ appointment as the Company’s Vice President, Finance and Controller, effective August 15, 2006, Ms. Davis will receive an annual salary of $210,000. Ms. Davis’s existing stock option to purchase 40,000 shares of the Company’s common stock, par value $0.001 per share, at a price of $12.45 per share, issued upon the commencement of her employment with the Company on July 22, 2005, vested at the rate of 1/4th of the shares on July 22, 2006, with the remainder vesting at the rate of 1/48th of the shares per month for the remaining three years, provided Ms. Davis continues to be employed by the Company. Ms. Davis was also granted a stock option to purchase 25,000 shares of the Company’s stock common stock, par value $0.001 per share, at a price of $14.04 per share, which began to vest on January 1, 2006 and which will vest at 1/48th of the shares per month for four years.

The foregoing description of the terms of Ms. Davis’ employment with the Company is qualified in its entirety by reference to the Offer Letter dated August 8, 2006 by and between the Company and Ms. Davis, a copy of which is attached hereto as Exhibit 10.28 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 9, 2006, the Company issued a press release regarding, among other matters, information regarding the management changes described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board of Directors approved a Certificate of Designations of Rights, Powers and Preferences of Series A Participating Preferred Stock (the “Certificate of Designations”) classifying and designating the Series A Participating Preferred Stock. The Certificate of Designations was filed with the Secretary of State of the State of Delaware, and became effective, on August 9, 2006. The Certificate of Designations is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.3	Certificate of Designations of Rights, Powers and Preferences of Series A Participating Preferred Stock filed with the Secretary of State of the State of Delaware on August 9, 2006.

4.5	Preferred Shares Rights Agreement, dated as of August 8, 2006, by and between Threshold Pharmaceuticals, Inc. and Mellon Investor Services LLC, including the Certificate of Designations of Rights, Powers and Preferences of Series A Participating Preferred Stock, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

4.6	Form of Rights Certificate.

10.27	Change of Control Severance Agreement by and between of Threshold Pharmaceuticals, Inc. and Michael S. Ostrach dated August 8, 2006.

10.28	Offer Letter by and between the Threshold Pharmaceuticals, Inc. and Cathleen P. Davis dated August 8, 2006.

99.1	Press Release of Threshold Pharmaceuticals, Inc. dated August 9, 2006. Information regarding its financial results for the quarter ended June 30, 2006 is furnished in accordance with Item 2.02 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: August 9, 2006	By:	/s/ Janet I. Swearson
Janet I. Swearson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.3	Certificate of Designations of Rights, Powers and Preferences of Series A Participating Preferred Stock filed with the Secretary of State of the State of Delaware on August 9, 2006.

4.5	Preferred Shares Rights Agreement, dated as of August 8, 2006, by and between Threshold Pharmaceuticals, Inc. and Mellon Investor Services LLC, including the Certificate of Designations of Rights, Powers and Preferences of Series A Participating Preferred Stock, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

4.6	Form of Rights Certificate.

10.27	Change of Control Severance Agreement by and between of Threshold Pharmaceuticals, Inc. and Michael S. Ostrach dated August 8, 2006.

10.28	Offer Letter by and between the Threshold Pharmaceuticals, Inc. and Cathleen P. Davis dated August 8, 2006.

99.1	Press Release of Threshold Pharmaceuticals, Inc. dated August 9, 2006. Information regarding its financial results for the quarter ended June 30, 2006 is furnished in accordance with Item 2.02 of this Current Report on Form 8-K.